As filed with the Securities and Exchange Commission on November 13, 2007

Registration No: 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT of 1933

RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

Nevada	59-34862971
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7100 Technology Drive

West Melbourne, FL  32904

(Address of Principal Executive Offices)

RELM Wireless Corporation 2007 Incentive Compensation Plan

RELM Wireless Corporation 2007  Non-Employee Directors’ Stock Option Plan

(Full Title of the Plan)

David P. Storey

President and Chief Executive

RELM Wireless Corporation

7100 Technology Drive

West Melbourne, FL  32904

(Name and address of agent for service)

Telephone No.: (321) 953-7978

(Telephone number, including area code, of agent for service)

Copy of communications to:

Andrew E. Balog, Esq.

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, FL  33131

Telephone No.: (305) 579-0500

Facsimile No.: (305) 961-5642

———————

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.60 par value per share	800,000	$3.81(2)	$3,048,000(2)	$94.00(2)
Common Stock, $0.60 par value per share	15,000	$3.81(3)	$57,150(2)	$2.00(2)
TOTAL:	815,000		$3,105,150	$96.00

(1)

This Registration Statement also includes an indeterminate number of additional shares of Common Stock of the Registrant as may be issuable pursuant to the Plans as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on November 9, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants  under the Plans covered by this Registration Statement as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

Such documents will not be filed with the Commission in this Registration Statement, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission by RELM Wireless Corporation (the “Registrant”) are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2007;

(c)

The Registrant’s definite Proxy Statement dated April 5, 2007 relating to the 2007 annual stockholders’ meeting; and

(d)

The description of the Registrant’s common stock filed as part of its Registration Statement on Form 8-A dated October 13, 2005, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents with the Commission.

Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation, as amended, provide that:

“The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.”

The Registrant’s Bylaws provide that:

“The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees,  judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal proceedings, had no reasonable cause to believe his conduct was unlawful.

The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.”

Further, Section 78.7502 of Nevada Revised Statutes provides that:

“A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.”

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of Nevada Revised Statutes further provides that:

“Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)

By the stockholders;

(b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.”

The Registrant has purchased directors’ and officers’ liability insurance covering its directors and officers in amounts customary for similarly situated companies.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1

Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

4.2

Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001)

4.3

Bylaws, as amended, of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-129113))

4.4

2007 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Annex

F to the Registrant’s definitive Proxy Statement dated April 5, 2007 relating to the 2007 annual stockholders’ meeting)

4.5

2007 Incentive Compensation Plan (incorporated by reference to Annex  F to the Registrant’s definitive Proxy Statement dated April 5, 2007 relating to the 2007 annual stockholders’ meeting)

5.1*

Opinion of Greenberg Traurig, P.A.

23.1*

Consent of BDO Seidman, LLP

23.2*

Consent of Greenberg Traurig, P.A. (included in legal opinion filed as Exhibit 5.1)

24.1*

Power of Attorney (included as part of the signature page to this registration statement)

*Filed with this Registration Statement.

Item 9.  Undertakings.

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Melbourne, State of Florida, on this 13th day of November, 2007.

RELM Wireless Corporation (Registrant)

By:	/s/ David P. Storey
David P. Storey
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David P. Storey and William P. Kelly his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ George N. Benjamin	Chairman of the Board	November 13, 2007
George N. Benjamin, III

/s/ David P. Storey	President and Chief Executive Officer (Principal Executive Officer) and Director	November 13, 2007
David P. Storey

/s/ William P. Kelly	Executive Vice President - Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2007
William P. Kelly

/s/ Donald F. U. Goebert	Director	November 13, 2007
Donald F. U. Goebert

/s/ Randolph K. Piechocki	Director	November 13, 2007
Randolph K. Piechocki

/s/ Timothy W. O’Neil	Director	November 13, 2007
Timothy W. O’Neil

/s/ Warren N. Romine	Director	November 13, 2007
Warren N. Romine

/s/ John Wellhausen	Director	November 13, 2007
John Wellhausen